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                              ANCHOR
                            STRATEGIC
                              ASSETS
                              TRUST


                          ANNUAL REPORT
                        DECEMBER 31, 1996

                  ANCHOR STRATEGIC ASSETS TRUST


               STATEMENT OF ASSETS AND LIABILITIES
                        DECEMBER 31, 1996

Assets:
Investments at quoted market value (cost $6,290,061;
 see Schedule of Investments, Notes 1, 2,  & 5)......    $ 6,371,288
Cash ................................................      1,834,248
Dividends and interest receivable....................          5,550
                                                          -----------
    Total assets.....................................      8,211,086
                                                          -----------

Liabilities:
Payable for capital shares redeemed..................          2,425
Accrued expenses and other liabilities (Note 3)......         26,416
                                                          -----------
    Total liabilities................................         28,841
                                                          -----------

Net Assets:
Capital stock (unlimited shares authorized at $1.00 par
value, amount paid in on 1,684,362 shares outstanding)
 (Note 1)............................................      8,684,896
Accumulated overdistributed net investment income....      (280,789)
Accumulated realized loss from security transactions,
net..................................................      (303,089)
Net unrealized appreciation in value of investments
(Note 2).............................................         81,227
                                                         -----------
    Net assets (equivalent to $4.86 per share, based on
     1,684,362 capital shares outstanding)...........   $  8,182,245
                                                         ===========




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                  ANCHOR STRATEGIC ASSETS TRUST

                     STATEMENT OF OPERATIONS
                        DECEMBER 31, 1996



Income:
 Dividends...........................................   $   31,519
 Interest............................................        6,077
                                                        -----------
    Total income.....................................       37,596
                                                        -----------

Expenses:
 Management fees (Note 3)............................      113,048
 Pricing and bookkeeping fees (Note 4)...............       16,000
 Legal fees..........................................        8,086
 Audit and accounting fees...........................        7,500
 Custodian fees......................................        2,000
 Trustees' fees and expenses.........................        1,000
 Transfer fees (Note 4)..............................        1,000
 Other expenses......................................        2,811
                                                          -----------
    Total expenses...................................      151,445
                                                          -----------

Net investment loss..................................     (113,849)
                                                          -----------

Realized and unrealized gain (loss) on investments:
  Realized loss on investments-net...................      (72,237)
  Increase in net unrealized appreciation in investments   472,229
                                                          -----------
    Net gain on investments..........................      399,992
                                                          ===========

Net increase in net assets resulting from operations.   $  286,143
                                                          ===========


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                  ANCHOR STRATEGIC ASSETS TRUST

               STATEMENTS OF CHANGES IN NET ASSETS


                                           Year Ended    Year Ended
                                          December 31,     December
                                              1996        31, 1995
                                        ------------------------------
From operations:
 Net investment loss..................... $(113,849)     (54,853)
 Realized loss on investments, net.......   (72,237)     (92,182)
  Increase in net unrealized
  appreciation in investments............    472,229      227,106
                                          ------------  -----------
    Net increase in net assets
      resulting from operations..........    286,143       80,071
                                          ------------  -----------
Distributions to shareholders:
 From net investment income..............       --           --
 From net realized gain on investments...       --           --
                                          ------------  -----------
    Total distributions to shareholders..       --           --
                                          ------------  -----------

From capital share transactions:

                        Number of Shares
                        1996     1995
 Proceeds from sale of
  shares.............. 774,469  227,990    3,891,921    1,035,489
 Shares issued to
 share holders in
 distributions
 reinvested..........     --      --           --            --
 Cost of shares        (274,859)(87,525)   (1,409,327)   (381,325)
 redeemed............ --------- ---------  -----------  -----------
 Increase in net
  assets resulting
  from capital
  share transactions.. 499,610  140,465      2,482,594      654,164
                       ======== ========== ------------  -----------

Net increase in net assets...............    2,768,737      734,235
Net assets:
  Beginning of period....................    5,413,508    4,679,273
                                            ============ ============
  End of period (including overdistributed
   net investment income of $280,789 and
      $166,941, respectively  ).......... $  8,182,245   $5,413,508
                                            ============ ============


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                  ANCHOR STRATEGIC ASSETS TRUST

                SELECTED  PER SHARE  DATA AND  RATIOS
       (for a share  outstanding throughout each period)




                                            Year Ended December 31,
                                        1996     1995      1994      1993
                                     ----------------------------------------
Investment income....................  $0.01     $0.03   $(3.40)   $ 0.19
Expenses, net........................   0.03      0.06    (7.86)     2.19
                                     ----------------------------------------
Net investment income (loss).........  (0.02)    (0.03)    4.46     (2.00)
Net realized and unrealized
 gain (loss) on investments..........   0.31      0.12    (5.41)    --
Distributions to shareholders:
  From net investment
   income............................  --        --       --        --
  From net realized gain
   on investments....................  --        --       --        --
                                     ----------------------------------------
Net increase (decrease)
 in net asset value..................   0.29      0.09    (0.95)    (2.00)
Net asset value:
 Beginning of period.................   4.57      4.48     5.43      7.43
                                     ----------------------------------------

 End of period.......................  $4.86     $4.57    $4.48     $5.43
                                     ========================================
Ratio of expenses to
 average net assets..................   1.98%     1.99%    2.19%    30.85%
Ratio of net investment
 loss to average net assets..........  (1.49)%   (1.10)%  (1.24%)  (28.14)%
Portfolio turnover...................   0.37      0.12     0.42     --
Number of shares out-
 standing at end of period...........1,684,362 1,184,7521,044,287   12,000
Per share data and ratios assuming
no waiver of advisory fees:
Expenses.............................    --       --        --      $2.30
Net investment loss..................    --       --        --     $(2.11)
Ratio of expenses to
 average net assets..................    --       --        --      32.35%
Ratio of net investment loss
  to average net assets..............    --       --        --     (29.64)%


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                  ANCHOR STRATEGIC ASSETS TRUST


                     SCHEDULE OF INVESTMENTS
                        DECEMBER 31, 1996
                                                               Value
Quantity                                                     (Note 1)
COMMON STOCKS -- 41.64%
         Gold/Silver Mining Stocks
  40,000 Aquiline Resources Corporation................. $   34,400
   6,000 Barrick Gold Corporation.......................    171,750
  20,000 Bema Gold Corporation..........................    118,760
  25,000 Cambior Incorporated...........................    367,000
  15,000 Euro-Nevada Mining Corporation.................    441,900
   9,000 Franco-Nevada Mining Corporation...............    400,860
   9,583 Freeport McMoRan Copper & Gold, Class A........    269,522
  15,000 Golden Star Resources..........................    195,000
  33,500 Guyanor Resources, Class B.....................    232,490
  65,000 Miramar Mining Corporation.....................    284,700
 144,840 Normandy Mining Limited........................    199,879
  22,300 Northern Orion Exploration Limited.............     82,287
  20,000 Prime Resources Group Incorporated.............    138,800
  10,000 Rayrock Yellowknife Resources Incorporated....      49,700
  10,000 Stillwater Mining Company......................    181,250
   7,000 Teck Inc., Class B.............................    158,480
  18,000 Viceroy Resources..............................     80,100
                                                           ----------
         Total common stocks (cost $3,205,628)..........   3,406,878
                                                           ----------
PRECIOUS METALS -- 24.17%
         Bullion
   5,337 Ounces gold bullion (cost $2,098,030)..........   1,978,007
                                                           ----------
U.S. TREASURY BILLS -- 12.06%
$1,000,00Treasury Bill, 5.01% yield, maturing 2/27/97
         (at cost)......................................     986,403
                                                           ----------

         Total investments (cost $6,290,061)............   6,371,288
                                                           ----------

CASH & OTHER ASSETS, LESS LIABILITIES -- 22.13%            1,810,957
                                                           ==========
         Total Net Assets............................... $ 8,182,245
                                                           ==========



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                  ANCHOR STRATEGIC ASSETS TRUST

                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996



1. Significant accounting policies:
   Anchor Strategic Assets Trust, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day, at noon, securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale by noon, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. The gold bullion is valued each day at noon based on the New York spot gold price. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 1996, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $537,767. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $456,540. Net unrealized appreciation in investments at December 31, 1996 was $81,227.

                  ANCHOR STRATEGIC ASSETS TRUST


                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996

                           (Continued)

3. Investment advisory service agreements:
   The investment advisory contract with Anchor Investment Management Corporation (the "investment adviser") provides that the Trust will pay the adviser a fee for investment advice based on a rate of 1 1/2% per annum of the average daily net assets. At December 31, 1996, investment advisory fees of $10,418 were due which were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. David
   Y. Williams, a Trustee of the Trust, is President and a Director of the Investment Adviser.
4. Certain transactions:
   Anchor Investment Management Corporation provides transfer agent services for the Trust. Fees earned by Anchor Investment Management Corporation for transfer agent services for the year ended December 31, 1996 were $1,000. Certain officers and trustees of the Trust are directors and/or officers of the investment adviser and distributor. Meeschaert & Co., Inc. the Trust's distributor, received $3,091 in brokerage commissions during the year ended December 31, 1996. Fees earned by Anchor Investment Management Corporation for expenses related to daily pricing of the Trust shares and for bookkeeping services for the year ended December 31, 1996 were $16,000.
5. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 1996 were:
    Cost of securities acquired:
      U.S. Government and investments backed by
      such securities                              $   986,403
      Other investments.......................       2,463,092
                                                  =============
                                                   $ 3,449,495
                                                  =============
    Proceeds from sales and maturities:
      U.S. Government and investments backed by
      such securities                              $   --
      Other investments.......................       2,408,115
                                                  =============
                                                  $  2,408,115
                                                  =============


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                  ANCHOR STRATEGIC ASSETS TRUST


INDEPENDENT AUDITORS' REPORT


To the Shareholders and Trustees of Anchor Strategic Assets
Trust:


We have audited the accompanying statement of assets and liabilities of Anchor Strategic Assets Trust (a Massachusetts business trust), including the schedule of investments, as of December 31, 1996, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the four years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Anchor Strategic Assets Trust as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the four years in the period then ended, in conformity with generally accepted accounting principles.



                                       LIVINGSTON & HAYNES, P.C.



Wellesley, Massachusetts,
January 17, 1997.





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                  ANCHOR STRATEGIC ASSETS TRUST

                      OFFICERS AND TRUSTEES



DAVID W.C. PUTNAM                            Chairman
Chairman, Board of Directors, F.L. Putnam    and Trustee
Investment Management Corporation
President and Director, F.L. Putnam
Securities Company Incorporated

J. STEPHEN PUTNAM                            Vice President and
President, Robert Thomas Securities          Treasurer

SPENCER H. LE MENAGER                        Secretary
President, Equity Inc.                       and Trustee

MAURICE A. DONAHUE                           Trustee
Director and Professor, Institute for
Governmental Services and
Walsh-Saltonstall Professor of Practical
Politics, University of Massachusetts

DAVID Y. WILLIAMS                            President
President and Director, Meeschaert & Co.,    and Trustee
Inc.,
President and Director, Anchor Investment
Management Corporation




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                  ANCHOR STRATEGIC ASSETS TRUST


              INVESTMENT ADVISER AND TRANSFER AGENT
            Anchor Investment Management Corporation
        2717 Furlong Rd., Doylestown, Pennsylvania 18901
                         (215) 794-2980

                           DISTRIBUTOR
                     Meeschaert & Co., Inc.
        2717 Furlong Rd., Doylestown, Pennsylvania 18901

                            CUSTODIAN
                 Investors Bank & Trust Company
          89 South Street, Boston, Massachusetts 02111

                  INDEPENDENT PUBLIC ACCOUNTANT
                    Livingston & Haynes, P.C.
          40 Grove St., Wellesley, Massachusetts 02181

                          LEGAL COUNSEL
             Yukevich, Blume, Marchetti & Zangrilli
       One Gateway Center, Pittsburgh, Pennsylvania 15222